UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): June 14, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (949) 475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2013, FOCUS GOLD CORPORATION, a Nevada corporation (the “Company”) entered an Employment Agreement with its Chief Executive Officer, Gordon F. Lee. Mr. Lee will earn a salary of $1 per year, and, as an incentive bonus, has the opportunity to earn up to One Hundred Million (100,000,000) shares of the Company’s common stock and One Hundred Million (100,000,000) Common Stock Purchase Options at an exercise price of $.01 per share expiring June 1, 2018 (the “Options”) based upon achievement of the following milestones:

20,000,000 shares of the Company’s common stock and 20,000,000 Options shall vest upon closing the purchase and/or acquisition of 15 gold mining claims in the U.S. (the “Gold Claims”).

20,000,000 shares of the Company’s common stock and 20,000,000 Options shall vest upon closing the purchase and/or acquisition via lease or suitable joint venture agreement of 4,000 net acres of coal mining rights in the U.S. (“1st Coal Asset”).

20,000,000 shares of the Company’s common stock and 20,000,000 Options shall vest upon closing the purchase and/or acquisition via lease or suitable joint venture agreement of 8,000 net acres of coal mining rights in the U.S. (“2nd Coal Asset”).

20,000,000 shares of the Company’s common stock and 20,000,000 Options shall vest upon closing the purchase and/or acquisition via lease or suitable joint venture agreement of 12,000 net acres of coal mining rights in the U.S. (“3rd Coal Asset”).

5,000,000 shares of the Company’s common stock and 5,000,000 Options shall vest upon completion of the technical report specific to the standards dictated by National Instrument 43-101 and Form 43-101F Standards of Disclosure for Mineral Projects relating to the Gold Claims.

5,000,000 shares of the Company’s common stock and 5,000,000 Options shall vest upon completion of the technical report specific to the standards dictated by National Instrument 43-101 and Form 43-101F Standards of Disclosure for Mineral Projects relating to the 1st Coal Asset.

5,000,000 shares of the Company’s common stock and 5,000,000 Options shall vest upon completion of the technical report specific to the standards dictated by National Instrument 43-101 and Form 43-101F Standards of Disclosure for Mineral Projects relating to the 2nd Coal Asset.

5,000,000 shares of the Company’s common stock and 5,000,000 Options shall vest upon completion of the technical report specific to the standards dictated by National Instrument 43-101 and Form 43-101F Standards of Disclosure for Mineral Projects relating to the 3rd Coal Asset.

The Employment Agreement is attached as Exhibit 10.7.

Item 8.01	Other Events

On June 15, 2013, the Company entered a Service Agreement with Carbon Energy Handling, Inc. (“CEHI”) and Gordon F. Lee Group, LLC (“GFLG”). Under the Service Agreement with CEHI, FGLD engaged an independent management service contractor to provide a full scope of management, personnel, administrative, supervisory, accounting and billing services relating to all of the non-legal aspects of FGLD’s operations relating to Energy (i.e., coal, coal rights, hydrocarbons, oil and gas) for a fixed monthly fee of $10,000. The Service Agreement with CEHI is attached as Exhibit 10.8. Under the Service Agreement with GFLG, FGLD engaged an independent management service contractor to provide a full scope of management, personnel, administrative, supervisory, accounting and billing services relating to all of the non-legal aspects of FGLD’s operations relating to Metals (i.e., gold, silver, platinum) for a fixed monthly fee of $10,000. The Service Agreement with GFLG is attached as Exhibit 10.9..

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Item 9.01	Financial Statements and Exhibits

10.7	Employment Agreement with Gordon F. Lee
10.8	Service Agreement – Energy
10.9	Service Agreement - Metals

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: June 17, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
Chief Executive Officer

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